                                                                    EXHIBIT 99-b

                              FORM OF PROXY OF DQE

                                                                    EXHIBIT 99-B

[DQE LOGO]

              ANNUAL MEETING OF STOCKHOLDERS                , 1997

DQE's Annual Meeting of Stockholders will be held on             , 1997 at the
                              Street,                             at 11:00 a.m.

The lower portion of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT." To vote your proxy, please MARK, SIGN and DATE the proxy card. Then please DETACH and RETURN the completed proxy card promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 AND A VOTE "AGAINST" PROPOSAL 4.

If you will attend the Annual Meeting, please complete the form found at the end of the proxy statement and return it with your proxy card. An admittance ticket will be sent to you. As in past years, A TICKET WILL BE NEEDED FOR ADMITTANCE TO THE MEETING.

                               -- DETACH HERE --
---- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2 AND 3
1. APPROVE PROPOSAL TO ADOPT AGREEMENT AND PLAN OF MERGER
   AMONG DQE, ALLEGHENY POWER SYSTEM, INC. ("APS") AND AYP
   SUB, INC., WHICH IS TO BE FORMED AS A WHOLLY OWNED                                                   [DQE LOGO]
   SUBSIDIARY OF APS, AND RELATED TRANSACTIONS.                                                         BOX 68
                                                                                                        PITTSBURGH, PA 15230-0068
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                    PROXY                    H
2. ELECTION OF DIRECTORS: (TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
   NOMINEE'S NAME LISTED BELOW.)
  [ ] FOR ALL NOMINEES           [ ] WITHHOLD AUTHORITY
  (EXCEPT THOSE CROSSED OUT)             (ALL NOMINEES)
     DANIEL BERG                     WILLIAM H. KNOELL
     ROBERT P. BOZZONE               THOMAS J. MURRIN

3. APPROVAL OF AUDITORS: DELOITTE & TOUCHE LLP
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

[CAPTION]

DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 4

DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 4
4. PROPOSAL OF A STOCKHOLDER:
  ANNUAL ELECTION OF DIRECTORS
                                                              ----------------------------------
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                SIGNATURE

4. PROPOSAL OF A STOCKHOLDER:
  ANNUAL ELECTION OF DIRECTORS
                                                              ----------------------------------
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                SIGNATURE
5. IN THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY SUCH
   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL      -----------------------
   MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.                DATE

                                                               STOCKHOLDER(S) SIGNATURE(S) SHOULD CORRESPOND
                                                               TO THE NAME(S) APPEARING ON THIS PROXY. PLEASE
                                                               GIVE FULL TITLE IF SIGNING IN A REPRESENTATIVE
                                                               CAPACITY.

5. IN THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY SUCH
   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL
   MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                               -- DETACH HERE --

                          VOTE THIS PROXY CARD TODAY!
            --------------------------------------------------------------------

                         YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.

[LOGO]
         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS                , 1997

    David D. Marshall, Victor A. Roque, and Diane S. Eismont, or any of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual
Meeting of Stockholders of DQE to be held on            , 1997 and at any
adjournments or postponements thereof as directed on the reverse side hereof and in his, her or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed and delivered, will be voted as you specify. If not specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. A vote FOR Proposal 2 includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.

    Notwithstanding stockholder approval of Proposal 1, DQE reserves the right to terminate the Merger Agreement and abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

    Holders of DQE Common Stock will not be entitled to appraisal rights in connection with the Merger or the other matters to be voted on at the Meeting.

    The signer hereby revokes any proxy previously given to vote or act with respect to the DQE Common Stock and hereby ratifies and confirms all that the proxies named above, their substitutes, or any of them may lawfully do by virtue hereof.

    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN THE
               COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.